EX-99.906CERT

CERTIFICATIONS PURSUANT TO SECTION 906

CERTIFICATION

R. Jay Gerken, Chief Executive Officer, and Richard F. Sennett, Principal Financial Officer of Western Asset High Income Opportunity Fund Inc. (the “Registrant”), each certify to the best of his knowledge that:

1.                           The Registrant’s periodic report on Form N-CSR for the period ended March 31, 2012 (the “Form N-CSR”) fully complies with the requirements of section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.                           The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Chief Executive Officer	Principal Financial Officer
Western Asset High Income Opportunity	Western Asset High Income Opportunity
Fund Inc.	Fund Inc.

/s/ R. Jay Gerken	/s/ Richard F. Sennett
R. Jay Gerken	Richard F. Sennett
Date: May 23, 2012	Date: May 23, 2012

This certification is being furnished to the Securities and Exchange Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR with the Commission.